As filed with the Securities and Exchange Commission on November 9, 2007.	Registration No. 333-111872

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	4924	38-2144267
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A
Port Huron, Michigan 48060
(810) 987-2200
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter F. Clark, Esq.
Senior Vice President and General Counsel
SEMCO Energy, Inc.
2301 West Big Beaver Road, Suite 212
Troy, Michigan 48084
(248) 458-6152
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Terry C. Bridges, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3163

Approximate date of commencement of proposed sale to the public:  Not Applicable

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

DEREGISTRATION OF SECURITIES

SEMCO Energy, Inc. (the “Company”) files this post-effective amendment to the registration statement on Form S-4 (File No. 333-111872) to deregister securities which were registered under such registration statement but were not exchanged thereunder.  The registration statement registered $50,000,000 aggregate principal amount of 7 ¾% Senior Notes due 2013 (the “Notes”) of the Company for exchange by the Company for its then outstanding notes of like principal amount and denomination (the “Exchange Offer”).  All remaining Notes not exchanged under the Exchange Offer are hereby deregistered.

SIGNATURES

Pursuant to the requirement of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on November 9, 2007.

SEMCO Energy, Inc. (Registrant)

By:	/s/ Michael V. Palmeri
Michael V. Palmeri
Senior Vice President, Chief Financial Officer and Treaurer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George A. Schreiber, Jr.	President and Chief Executive Officer and Director	November 9, 2007
George A. Schreiber, Jr.	(principal executive officer)

/s/ Michael V. Palmeri	Senior Vice President, Chief Financial Officer, Treasurer	November 9, 2007
Michael V. Palmeri	and Director (principal financial and accounting officer)

/s/ Peter F. Clark	Senior Vice President, General Counsel and Director	November 9, 2007
Peter F. Clark, Esq.